Exhibit 99.1

TRexBio Reports Third Quarter 2026 Financial Results and Recent Business Highlights

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Positive Phase 1a results for TRB-061 support proof of mechanism, with topline Phase 1b data in atopic dermatitis expected in mid-2027
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TRB-071 advancing through IND-enabling studies, with Phase 1 trial initiation expected in the first half of 2027
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Completed a $133.5 million initial public offering in October 2026, extending expected cash runway into the second half of 2029

SOUTH SAN FRANCISCO, Calif., November 13, 2026 -- TRex Bio, Inc. (“TRexBio”) (Nasdaq: TRXB), a clinical-stage biotechnology company focused on tissue Treg biology for the discovery and development of immunoregulatory medicines, today reported financial results for the third quarter ended September 30, 2026, and provided recent business highlights and anticipated development milestones.

“Our approach begins with understanding how regulatory T cells function in human tissues and using those insights to develop medicines intended to address the underlying immune dysfunction in disease,” said Johnston Erwin, Chief Executive Officer of TRexBio. “The positive Phase 1a results for TRB-061 demonstrated selective activation and expansion of immunoregulatory Tregs in humans, providing clinical evidence that we believe supports this approach. We are now focused on understanding whether these effects can translate into meaningful and durable disease control for patients with atopic dermatitis. With the completion of our IPO, we have the resources to advance TRB-061 toward its planned mid-2027 clinical readout and expect to bring TRB-071, which targets a distinct Treg pathway, into the clinic in the first half of 2027.”

Recent Business and Corporate Highlights

TRB-061: TNFR2 Agonist in Phase 1 Clinical Development for Atopic Dermatitis

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Reported positive Phase 1a topline results supporting proof of mechanism: In August 2026, TRexBio announced positive topline results from the Phase 1a portion of its ongoing Phase 1a/b clinical trial of TRB-061 in healthy volunteers. TRB-061 was generally well tolerated across all dose levels, with no treatment-related serious adverse events or dose-limiting toxicities observed. Results demonstrated consistent pharmacokinetics and reproducible activation and expansion of immunoregulatory Tregs, supporting proof of mechanism and dose selection for the ongoing Phase 1b trial.
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Advancing Phase 1b clinical trial in atopic dermatitis: TRexBio continues to evaluate TRB-061 in patients with moderate-to-severe atopic dermatitis. The Phase 1b portion of the trial is assessing safety, pharmacokinetics, pharmacodynamic biomarkers in blood and skin, and exploratory measures of clinical activity. Topline data are expected in mid-2027.

TRB-071: CD30 Agonist in IND-Enabling Development

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Progressing toward clinical development: TRB-071, an investigational CD30 agonist antibody designed to augment tissue Tregs and block inflammatory signaling pathways, continues to advance through IND-enabling studies. Subject to regulatory allowance to proceed, TRexBio expects to initiate a Phase 1 clinical trial in the first half of 2027.

Partnered Programs

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Eli Lilly collaboration: TRB-051, a program developed through TRexBio’s research collaboration with Eli Lilly and Company, is in clinical development. Lilly intends to advance TRB-051 into a Phase 2a clinical trial in lupus with cutaneous involvement.

Corporate Highlights

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Completed initial public offering: In October 2026, TRexBio completed its IPO of 9,539,237 shares of common stock at a public offering price of $14.00 per share, including 1,205,903 shares sold upon the underwriters’ partial exercise of their option to purchase additional shares. Gross proceeds were approximately $133.5 million, and net proceeds were approximately $119.0 million, after deducting underwriting discounts and commissions and estimated offering expenses. TRexBio’s common stock trades on the Nasdaq Global Select Market under the ticker symbol “TRXB.”

Third Quarter 2026 Financial Results

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Cash Position and Cash Runway: Cash, cash equivalents and marketable securities totaled $78.2 million as of September 30, 2026, excluding approximately $119.0 million in net proceeds from the IPO completed in October 2026. Based on its current operating plan, TRexBio expects these resources, together with the IPO net proceeds, to fund operations and capital expenditure requirements into the second half of 2029.
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Research and Development (R&D) Expenses: R&D expenses were $11.4 million for the third quarter of 2026, compared to $7.0 million for the third quarter of 2025. The increase was primarily driven by higher clinical trial costs associated with TRB-061, increased preclinical development and manufacturing activities for TRB-071 and other product candidates, and higher personnel and facility-related costs.
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General and Administrative (G&A) Expenses: G&A expenses were $2.5 million for the third quarter of 2026, compared to $1.7 million for the third quarter of 2025. The increase was primarily attributable to higher personnel-related expenses and professional fees, including accounting and audit costs associated with preparations to operate as a public company.
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Net Loss: Net loss was $13.2 million for the third quarter of 2026, compared to $7.9 million for the third quarter of 2025.

About TRexBio

TRexBio is a clinical-stage biotechnology company focused on tissue Treg biology for the discovery and development of immunoregulatory medicines designed to restore immune balance and promote tissue repair to address unmet needs of patients with autoimmune and inflammatory diseases. TRexBio’s Deep Biology Platform decodes Treg functionality in human tissue, mapping key drivers of immune dysregulation and uncovering novel targets and insights that inform drug discovery and translational efforts. This platform has generated multiple therapeutic development candidates across TRexBio’s wholly owned pipeline and through collaborations with leading pharmaceutical partners. TRexBio is led by an experienced management team and headquartered in South San Francisco, California. For more information, visit www.trex.bio.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws, including statements regarding TRexBio’s business strategy, clinical and preclinical development programs, anticipated milestones and financial outlook. These statements include, without limitation, expectations regarding the development, potential therapeutic benefits and clinical advancement of TRB-061, TRB-071 and partnered programs; the timing and availability of clinical trial results, including topline data from the Phase 1b trial of TRB-061 in mid-2027; the anticipated initiation of a Phase 1 clinical trial of TRB-071 in the first half of 2027; and the sufficiency of TRexBio’s cash, cash equivalents, marketable securities and IPO proceeds to fund its operations and capital expenditure requirements into the second half of 2029.

Forward-looking statements are based on current expectations, estimates and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to: TRexBio’s limited operating history, lack of products approved for commercial sale, incurrence of substantial losses since its inception and anticipation of incurring substantial and increasing losses for the foreseeable future; TRexBio’s need for substantial additional financing to achieve its goals; the uncertainty of clinical development, which is lengthy and expensive, and the risk that results of earlier studies and trials may not be predictive of future trial results or results in other indications; risks related to additional costs or delays in completing, or failing to complete, the development, approval and commercialization of TRexBio’s current or future product candidates in the United States or any other jurisdiction, and the risk that any such approval may be for a more narrow indication than TRexBio seeks; delays or difficulties in the enrollment and dosing of patients in clinical trials; the impact of any significant adverse events or undesirable side effects caused by TRexBio’s product candidates; potential competition, including from large and specialty pharmaceutical and biotechnology companies, many of which already have approved therapies in TRexBio’s current indications; risks related to the material weakness identified in TRexBio’s internal control over financial reporting; TRexBio’s ability to realize the benefits of its current or future collaborations or licensing arrangements and ability to successfully consummate future partnerships; TRexBio’s dependence on the services of its senior management and other clinical and scientific personnel, and its ability to retain these individuals or recruit additional management or clinical and scientific personnel; TRexBio’s ability to grow its organization and manage its growth and expansion of its operations; risks related to the manufacturing of TRexBio’s product candidates, which is complex; TRexBio’s ability to obtain and maintain sufficient intellectual property protection for its product candidates or any future product candidates; TRexBio’s reliance on third parties to conduct its preclinical studies and clinical trials; risks related to the operations of TRexBio’s suppliers, many of which are located outside of the United States; and other risks and uncertainties described in TRexBio’s filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” in its final prospectus for its initial public offering, filed with the SEC on October 9, 2026, as well as the other information TRexBio files with the SEC. TRexBio cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date of this press release. TRexBio undertakes no obligation to update these statements except as required by law. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Contacts

Investor Relations: IR@trex.bio

Media Relations: jessica@litldog.com

TRex Bio, Inc.

Condensed Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$11,429	$6,969	$37,459	$21,935
General and administrative	2,487	1,744	7,475	6,002
Total operating expenses	13,916	8,713	44,934	27,937
Loss from operations	(13,916)	(8,713)	(44,934)	(27,937)
Interest income	768	853	2,523	2,421
Other expense, net	(3)	—	(6)	(66)
Total other income, net	765	853	2,517	2,355
Loss before provision for income taxes	(13,151)	(7,860)	(42,417)	(25,582)
Provision for income taxes	88	—	130	—
Net loss	$(13,239)	$(7,860)	$(42,547)	$(25,582)

TRex Bio, Inc.

Selected Balance Sheet Data

(In thousands)

(Unaudited)

	September 30, 2026(1)	December 31, 2025
Cash, cash equivalents and marketable securities	$78,150	$67,725
Total assets	88,755	73,133
Total liabilities	14,027	6,237
Redeemable convertible preferred stock	208,838	159,015
Total stockholders’ deficit	(134,110)	(92,119)

(1) The balance sheet data as of September 30, 2026 do not reflect the IPO completed in October 2026, which resulted in net proceeds of approximately $119.0 million, or the automatic conversion of all outstanding redeemable convertible preferred stock into 17,742,217 shares of common stock immediately prior to the closing of the IPO.